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BANK OF AMERICA
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                                                         AMENDMENT TO DOCUMENTS

                    AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 1 (the "Amendment") dated as of May 31, 1999, is between Bank of America National Trust and Savings Association (the "Bank") and Tab Products Co. (the "Borrower").

                                    RECITALS

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of November 1, 1998 (the "Agreement").

     B.  The Bank and the Borrower desire to amend the Agreement.

                                    AGREEMENT

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.  AMENDMENTS.  The Agreement is hereby amended as follows:

         2.1 A new Paragraph 9.2(e) is added to the Agreement, which reads in its entirety as follows:

              "(e)    By June 30, 1999, budget report with a fiscal year
              ending May 31, 2000."

         2.2 In Paragraph 9.3 of the Agreement, the amount "FIFTEEN MILLION DOLLARS ($15,000,000)" is substituted for the amount "EIGHT MILLION DOLLARS ($8,000,000)".

         2.3 Paragraph 9.5 of the Agreement, the amount is amended to read in its entirety as follows:

              "9.5    FIXED CHARGE COVERAGE RATIO.  To maintain on a
              consolidated basis a fixed charge coverage ratio of at least the amounts indicated for each period specified below:

                  PERIOD                                      RATIO
                  ------                                      -----
                  From the date of this Agreement
                  through August 30, 1999                   1.0:1.0

                  From August 31, 1999 and thereafter      1.15:1.0

              'Fixed charge coverage ratio' means the ratio of cash flow to fixed charges. 'Fixed charges' means the sum of (i) the principal payments on debt (including, without limitation, prepayments and regularly scheduled payments of the Senior
              Notes and the Senior Guaranteed Notes (both as defined below) and regularly scheduled payments (but not prepayments) of debt to the Bank, (ii) interest expense, and (iii) capital lease expense. 'Cash flow' means (a) the sum of (i) net income after taxes, (excluding any gain from sale of assets or a portion of Borrower's business and the resulting tax impact), (ii) depreciation, (iii) amortization, (iv) interest expense, and
              (v) net proceeds received by the Borrower resulting from its issuance of any equity securities, LESS (b) the sum of (i) any amounts paid by the Borrower to purchase, redeem or otherwise acquire any of its shares and (ii) dividends paid by the Borrower. 'Senior Notes' means the Borrower's 8.73% senior promissory note(s) in the original principal amount of Fifteen Million Dollars ($15,000,000) due March 20, 2001, authorized by and subject to the terms and conditions of that certain Note Agreement executed as of March 20, 1992, by the Borrower in favor of The Prudential Insurance Company of America ('Prudential'), as now in effect and as hereafter amended or restated (the 'Note Agreement'). 'Senior Guaranteed Notes' means the Borrower's 6.9% senior promissory note(s) in the original principal amount of Five Million Dollars ($5,000,000) due September 20, 2002, authorized by and subject to the terms and conditions of that certain Note Agreement executed as of October 7, 1993, by the Borrower in favor of Prudential, as now in effect and as hereafter amended or restated (the 'Guaranteed Note Agreement'). This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters."

         2.4 A new Paragraph 9.9(f) is added to the Agreement, which reads in its entirety as follows:


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              "(f)    Additional liens permitted to pledge cash or marketable
                      securities in favor of Prudential Capital Group as collateral for the outstanding balance of Prudential Senior Notes, which do not exceed a total principal amount of Six Million Six Hundred Twenty Five Thousand Dollars ($6,625,000) outstanding at any one time."

         2.5 In Paragraph 9.10 of the Agreement, the amount "FOUR MILLION DOLLARS ($4,000,000)" is substituted for the amount "FIVE MILLION DOLLARS ($5,000,000)".

         2.1 A new Paragraph 9.22(i) is added to the Agreement, which reads in this entirety as follows:

              "(i) sell Field Services Division to Bell & Howell on or before June 1, 1999."

     3. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have ben disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

     4. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment is executed as of the date stated at the beginning of this Amendment.



BANK OF AMERICA                                  Tab Products Co.
NATIONAL TRUST AND SAVINGS ASSOCIATION

                                                 X /s/ David J. Davis
X /s/ Chris P. Giannotti                         ------------------------------
---------------------------------------          By: David J. Davis, SVP,
By: Chris P. Giannotti, Vice President               Operations and Chief
                                                     Financial Officer


                                                 X /s/ R.J. Sexton
                                                 ------------------------------
                                                 By: R.J. Sexton
                                                 Treasurer and Secretary


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